UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2022

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2022, the Company’s Board of Directors (the “Board”) approved an increase in the size of the Board from eight to nine members and appointed Brian White as a director to fill the vacancy resulting from that increase. The initial term as director for Mr. White will expire at the Company’s 2023 annual meeting of stockholders. Mr. White will also serve on the Board’s Audit Committee. The Board has determined that Mr. White is an independent director in accordance with applicable NASDAQ Global Market rules and FormFactor’s independence guidelines, as set forth in its Corporate Governance Guidelines.

Mr. White currently serves as the Chief Financial Officer for Ambarella, Inc., a system-on-chip (SoC) semiconductor company providing low-power AI vision processors for edge applications. Mr. White served as the Chief Financial Officer for Maxim Integrated, a diversified analog/mixed-signal semiconductor chip company, from August 2019 to August 2021 when Maxim Integrated was acquired by Analog Devices, Inc. From September 2013 to March 2019, Mr. White served as the Chief Financial Officer for Integrated Device Technology, Inc (IDT). Mr. White also served as the Vice President of Finance & Treasurer at IDT, from 2007 to 2013. Prior to that, Mr. White held a variety of financial and operational management positions at companies such as Nvidia, Hitachi GST, IBM, and Deloitte.

As a director of the Company, Mr. White will receive an annual retainer of $63,500, including a committee membership retainer for his service on the Audit Committee, which will be prorated for 2022. Mr. White will also receive a grant under the Company’s Equity Incentive Plan of 4,520 restricted stock units vesting monthly from the date of grant through May 27, 2023. Mr. White’s grant is representative of the Company’s policy for new director equity compensation, providing for initial grants based on $190,000 worth of shares of common stock as of the date of the grant prorated based on the number of days of service from the new director’s start date through the anniversary of the most recent annual restricted stock unit grants made to continuing directors. Additional information regarding non-employee director compensation currently in effect is set forth in FormFactor’s 2022 Proxy Statement filed with the Securities and Exchange Commission on April 13, 2022.

Mr. White has entered into an indemnity agreement, the terms of which are identical in all material respects to FormFactor’s form of indemnity agreement, which the company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

There are no arrangements or understandings between Mr. White and any other person pursuant to which Mr. White was appointed to serve as a director, nor have been any transactions, or are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. White or any member of his immediate family had, or will have, a direct or indirect material interest requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events

Following the appointment of Brian White to the Board, the committees of the Board are composed of the following directors:

•Audit Committee: Raymond Link (Chair), Lothar Maier, Sheri Rhodes, and Brian White;

•Compensation Committee: Kelley Steven-Waiss (Chair), Rebeca Obregon-Jimenez, and Jorge Titinger; and

•Governance and Nominating Committee: Lothar Maier (Chair), Raymond Link, and Kelley Steven-Waiss.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	September 28, 2022	By:	/s/ CHRISTY ROBERTSON
			Name:	Christy Robertson
			Title:	Secretary and General Counsel